Exhibit 99.28(a)(6)

WRITTEN INSTRUMENT AMENDING THE

FIRST AMENDED AND RESTATED DECLARATION OF TRUST

ASSET MANAGEMENT FUND

WHEREAS, the Trustees of Asset Management Fund (the “Trust”) previously established and designated the U.S. Government Mortgage Fund (the “Fund”) as a series of the Trust;

WHEREAS, there are no Interests in the Fund outstanding as of the date hereof;

WHEREAS, Section 6.2(b) and 6.19 of Article VI of the Trust’s First Amended and Restated Declaration of Trust dated September 22, 2006 (the “Declaration of Trust”) authorizes the Trustees to abolish any series if no Interests are outstanding;

The undersigned, the Trustees of the Trust, a Delaware statutory trust, pursuant to Section 9.3 of Article IX of the Declaration of Trust, do hereby amend the Declaration of Trust effective as of January 17, 2014 as follows:

1.	U.S. Government Mortgage Fund, a previously established and designated series of the Trust is hereby abolished;
2.	The reference to U.S. Government Fund set forth in Section 6.2 of Article VI is hereby deleted.

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[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have as of this 17th day of January, 2014 signed these presents.

/s/ Gerald J. Levy	/s/ David F. Holland
Gerald J. Levy	David F. Holland

/s/ Rodger D. Shay	/s/ William A. McKenna, Jr.
Rodger D. Shay	William A. McKenna, Jr.

/s/ Rodger D. Shay, Jr.	/s/ Maria F. Ramirez
Rodger D. Shay, Jr.	Maria F. Ramirez